UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 17, 2009

Promodoeswork.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-147169	98-0521484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5600-Retail-Nonstore
Retailers	0001417624
(Standard Industrial	(Central Index Key)
Classification)

6972 Coach Lamp Drive, Chilliwack, BC, Canada V2R 2Y7
(Address of principal executive offices, including zip code)

(604) 858-0172
(Registrant's telephone number, including area code)

Copy of Communication to:
Befumo & Schaeffer, PLLC
Attention: Andrew J. Befumo, Esq.
2020 Pennsylvania Ave., NW Suite 840
Washington, DC 20006

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

(a) Previous independent registered public accounting firm

On February 17, 2009, the Company dismissed Moore & Associates, Chartered (“Moore & Associates”) as its independent registered public accounting firm, effective immediately.

Moore & Associates reviewed the Company’s unaudited financial statements for the quarter ended December 31, 2008.

The financial statements that Moore & Associates reviewed did not contain any adverse opinion or a disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles. At no time during the period that Moore & Associates was the Company's certifying accountants were there any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moore & Associates, would have caused Moore & Associates to make reference to the subject matter of such disagreements in connection with its report on the Company's financial statements.

The Company provided Moore & Associates with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Moore & Associates furnish a letter addressed to the Commission stating whether or not Moore & Associates agrees with the statements noted above. A copy of such letters responding to that request, dated February 17, 2009, are attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

Effective February 17, 2009, the Company engaged Mazars LLP, Certified Public Accountants (“Mazars”) as the Company’s independent registered public accounting firm.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit 16.1	Letter from Moore & Associates, Chartered to the Securities and Exchange Commission Dated on February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009	PROMODOESWORK.COM, INC.

/s/Jan Panneman /s/
Jan Panneman
President